                                                                      EXHIBIT 11

                              BELLSOUTH CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE

                                                                                             For the years ended December 31,
                                                                                       --------------------------------------------
                                                                                         1999              2000              2001
                                                                                       --------          --------          --------
Earnings Per Share - Basic:

Income Before Extraordinary Losses                                                     $  3,448          $  4,220          $  2,570
Extraordinary Loss on Early Extinguishment of Debt, net of tax                               --                --                --
                                                                                       --------          --------          --------
Net Income                                                                             $  3,448          $  4,220          $  2,570
                                                                                       ========          ========          ========

Weighted average shares outstanding                                                       1,898             1,876             1,875
                                                                                       ========          ========          ========

Earnings Per Common Share Before Extraordinary Losses
                                                                                       $   1.82          $   2.25          $   1.37
Extraordinary Loss on Early Extinguishment of Debt, net of tax                               --                --                --
                                                                                       --------          --------          --------
Earnings Per Share                                                                     $   1.82          $   2.25          $   1.37
                                                                                       ========          ========          ========

                                                                      EXHIBIT 11

                              BELLSOUTH CORPORATION
                  COMPUTATION OF EARNINGS PER SHARE (CONTINUED)

                                                                                             For the years ended December 31,
                                                                                       --------------------------------------------
                                                                                         1999              2000              2001
                                                                                       --------          --------          --------
Earnings Per Share - Diluted:

Income Before Extraordinary Losses                                                     $  3,448          $  4,220          $  2,570
Extraordinary Loss on Early Extinguishment of Debt, net of tax                               --                --                --
                                                                                       --------          --------          --------
Net Income                                                                             $  3,448          $  4,220          $  2,570
                                                                                       ========          ========          ========

Weighted average shares outstanding                                                       1,898             1,876             1,875
Incremental shares from assumed exercise of stock
options and payment of performance share awards

                                                                                             18                15                12
                                                                                       --------          --------          --------
Total Shares                                                                              1,916             1,891             1,887
                                                                                       ========          ========          ========

Earnings Per Common Share Before Extraordinary Losses
                                                                                       $   1.80          $   2.23          $   1.36
Extraordinary Loss on Early Extinguishment of Debt, net of tax                               --                --                --
                                                                                       --------          --------          --------
Earnings Per Share                                                                     $   1.80          $   2.23          $   1.36
                                                                                       ========          ========          ========